Exhibit 5.1

March 31, 2014

Sparton Corporation

425 North Martingale Road

Schaumburg, Illinois 60173

Re:	Registration Statement on Form S-8 Filed by Sparton Corporation

Ladies and Gentlemen:

This opinion is issued in connection with the registration by Sparton Corporation, an Ohio corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), of $5,000,000 of the Company’s deferred compensation obligations (the “Deferred Compensation Obligations”), which represent general unsecured obligations of the Company to pay amounts in the future in accordance with the terms of the Sparton Corporation Deferred Compensation Plan, as initially effective as of January 1, 2014, and as such plan may thereafter be amended or amended or restated (the “Plan”). The Deferred Compensation Obligations will be registered by means of the Company’s Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on or after the date hereof (the “Registration Statement”) .

In rendering the opinions expressed herein, we have examined the Plan and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity with the originals of all certified, telecopied, photostated or reproduced copies of documents submitted to us; and the authenticity of the originals of all documents submitted to us as copies. We have further assumed that all Deferred Compensation Obligations will be issued in accordance with the terms of the Plan.

Based on such examination and assumptions, we are of the opinion that:

1.	The Deferred Compensation Obligations, when issued in accordance with the provisions of the Plan, will constitute valid and binding obligations of the Company; and

2.	The provisions of the written Plan document comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The opinion set forth in paragraph 1 above is qualified to the extent that enforceability of the obligations of the Company with respect to any Deferred Compensation Obligation or any related document or instrument may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions or doctrines of general applicability, including those relating to or affecting creditors’ rights generally, and by general equitable principles or fiduciary considerations and public policy considerations, whether such principles or considerations are considered in a proceeding at law or at equity. The opinion set forth in paragraph 2 above applies only as to the form of the written Plan document. We understand that it is the intention of Sparton that the employees and other persons who are eligible to participate in the Plan constitute a select group of management or highly compensated employees for purposes of ERISA and, accordingly, for purposes of the opinion set forth in paragraph 2 above, we have assumed that the employees and other persons who are eligible to participate in the Plan so constitute a select group of management or highly compensated employees for purposes of ERISA. However, we express no opinion as to whether such employees and other persons who are eligible to participate in the Plan constitute a select group of management or highly compensated employees or whether the Plan will be considered “funded” for purposes of ERISA, which are factual issues depending upon the facts and circumstances in existence from time to time.

The opinions expressed above relate only to the federal laws of the United States of America and the laws of the State of Illinois. Certain matters concerning the laws of Ohio are addressed in the opinion of Baker & Hostetler LLP, which has been provided to the Company separately. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein we have, with the consent of the Company, relied upon the opinion of Baker & Hostetler LLP.

The opinions expressed above are rendered as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any change of fact, circumstance or law after the date hereof. We express no legal opinion upon any matter other than that explicitly addressed above, and our express opinions herein contained shall not be interpreted to by an implied opinion upon any other matter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

BODMAN PLC

By:	/s/ Carrie W. Leahy
Carrie W. Leahy, Member
Admitted in Illinois

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